SCHEDULE 14C
                                 (RULE 14C-101)
                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

               INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

    Check the appropriate box:
    / /  Preliminary Information Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
    /X/  Definitive Information Statement


                         ORIGIN INVESTMENT GROUP, INC.
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
     (1) Title of each class of securities to which transaction applies:
        Common Stock, par value $0.001 per share
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        3,855,000 shares of Common Stock
        ------------------------------------------------------------------------

     (3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------





                          ORIGIN INVESTMENT GROUP, INC.
                              ONE MAGNIFICENT MILE
                      980 NORTH MICHIGAN AVENUE, SUITE 1400
                             CHICAGO, ILLINOIS 60611


                             NOTICE TO STOCKHOLDERS:



     We are sending this Information Statement to you and all other holders of capital stock of Origin Investment Group, Inc. ("Origin") in connection with the adoption of Origin's 1999 Employee Stock Incentive Plan and the adoption of the 1999 Management Incentive Program through corporate action. As explained more fully in the accompanying Information Statement, the Board of Directors believes that the Employee Stock Incentive Plan and the Management Incentive Program are both essential elements of the Company's comprehensive compensation program.

The Employee Stock Incentive Plan facilitates the Company's efforts to retain key employees and directors and to provide incentives to these individuals to promote the financial success of the Company over the long-term, primarily through the use of stock options that will create value only as value is created for the Company's stockholders. The Management Incentive Program is designed to reward key management personnel on an ongoing basis for helping the Company achieve operating performance goals.

The accompanying Information Statement is furnished pursuant to Section 14(c) of the Securities Exchange Act of 1934.

We are mailing the Information Statement on or about December 3, 1999 to stockholders of record of Origin Investment Group, Inc. at the close of business on November 29, 1999.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                          By Order of the Board of Directors

                                          /s/ Omar A. Rizvi, Esq. LL.M.

                                          Omar A. Rizvi, Esq., LL.M.
                                          President and Chairman of the Board

December 1, 1999

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                          ORIGIN INVESTMENT GROUP, INC.
                              ONE MAGNIFICENT MILE
                      980 NORTH MICHIGAN AVENUE, SUITE 1400
                             CHICAGO, ILLINOIS 60611
                    NOTICE OF ACTION OF MAJORITY SHAREHOLDERS
                                DECEMBER 1, 1999

This Information Statement is being mailed on or about December 3, 1999 to all stockholders of record of Origin Investment Group, Inc. ("Origin") on November 29, 1999 in connection with the following corporate actions:

1. Adoption of Origin's 1999 Employee Stock Incentive Plan, which provides for the granting of Incentive Stock Options ("ISOs"), Restricted Stock, Stock Awards, Performance Share Awards and Stock Appreciation Rights ("SARs") to Officers, Directors, Employees, Non-Employee Directors and other persons who perform services which contribute to the successful performance of Origin or its Subsidiaries. The 1999 Employee Stock Incentive Plan provides for a total number of shares available for grant of awards under the Plan not to exceed fifteen percent (15%) of the total issued and outstanding shares as of the date of any Award; provided that the number of shares available for grant as ISOs under the Plan shall not exceed an aggregate of 1,000,000 shares in any given year.

2. Adoption of Origin's 1999 Management Incentive Program, which will play a central role in providing incentives and rewarding key management personnel of the Company and its business units for achieving performance goals that promote the financial success of the Company and enhance value for the Company's stockholders. The 1999 Management Incentive Program shall be administered by a Program Committee designated by the Board of Directors. The maximum award payable to an executive in any year will be one million dollars ($1.0 million), which will be paid in such form as the Program Committee provides.


     The Board of Directors of Origin Investment Group, Inc. (the "Board") approved each of the above actions by unanimous written consent dated as of November 30, 1999 as it believes that such actions are in the best interests of Origin and its stockholders. The holders of a majority of the outstanding shares of Common Stock (the "Majority Common Holders", which comprise ownership of 2,000,000 shares of common stock out of a total of 3,855,000 total shares issued and outstanding as of the record date of November 29, 1999) approved the adoption of Origin's 1999 Employee Stock Incentive Plan and 1999 Management Incentive Program by written consent dated as of November 30, 1999. This Information Statement is furnished only to inform stockholders of Origin of the above actions taken by the Majority Common Holders before such actions take effect in accordance with the Securities Exchange Act of 1934.

                        WE ARE NOT ASKING YOU FOR A PROXY
                 AND WE REQUEST THAT YOU DO NOT SEND US A PROXY.

Voting Securities and Principal Holders Thereof

     The Company currently has only one class of voting securities, its common stock, that has been issued and is outstanding as of the date of this Information Statement. Each holder of common stock is entitled to one vote for each common stock so held. As of November 29, 1999, the record date established by the Board of Directors for the actions by the majority common stock holders, there were a total of 3,855,000 shares of common stock issued and outstanding of the Company held by 323 shareholders.



                                SUMMARY COMPENSATION TABLE


                                   Annual Compensation                Awards              Payouts

========================= ====== ======= ======  =============== ===============  ============ ======= =============
(a)                       (b)    (c)     (d)         (e)              (f)            (g)          (h)        (i)

Name                                                                              Securities
and                                              Other           Restricted       Underlying
Principal                                        Annual          Stock            Options/     LTIP     All Other
Position                  Year   Salary   Bonus  Compensation    Awards           SARs         Payouts  Compensation
========================= ====== ======= ======= =============== ================ ============ ======= =============
Gregory H. Laborde        1999     0       0           0                -           200,000      -          -
CEO, Director             1998     -       -           -                -              -         -          -
                          1997     -       -           -                -              -         -          -
========================= ====== ======= ======= =============== ================ ============ ======= =============
Omar A. Rizvi             1999     0       0           0                -           200,000      -          -
Chairman, President       1998     -       -           -                -              -         -          -
                          1997     -       -           -                -              -         -          -
========================= ====== ======= ======= =============== ================ ============ ======= =============
Scott K. Lindenberger     1999     0       0           0                -            50,000      -          -
Corporate Secretary       1998     -       -           -                -              -         -          -
                          1997     -       -           -                -              -         -          -
========================= ====== ======= ======= =============== ================ ============ ======= =============

     Footnotes

     (1) General Note: The Company was formed in April 1999 and as such had no operations prior to its fiscal year 1999 or in any of the two prior fiscal years (including 1998 and 1997). The Company was not a reporting company pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ("the Exchange Act") during any part of fiscal years 1998 or 1997. No information for fiscal years 1998 or 1997 was required to be provided to the Securities and Exchange Commission ("the Commission"), and the Company was not subject to any filing requirements until the filing of its Form 10 in August 1999.

     (b) The Company was formed in April 1999 and as such had no operations prior to its fiscal year 1999 or in any of the two prior fiscal years (including 1998 and 1997).

     (c) To date, pursuant to the Company's August 5, 1999 Offering Circular, no salaries payable in the form of cash or cash equivalents have been paid to any Executive Officer or Director of the Company. The Company recently adopted an Employee Stock Incentive Plan. Salary is not calculable at this time as specified in Item 402(b)(2)(iii)(A) under Regulation S-K. No salaries have been deferred by any Executive Officer or Director of the Company to date pursuant to
Section 401(k) of the Internal Revenue Code. Salaries will be disclosed as appropriate in subsequent fiscal years.

     (d) Pursuant to the Company's August 5, 1999 Offering Circular, no bonuses payable in the form of cash or cash equivalents have been paid to any Executive Officer or Director of the Company. The Company recently adopted an Employee Stock Incentive Plan. Bonuses are not calculable at this time as specified in
Item 402(b)(2)(iii)(B) under Regulation S-K. No bonuses have been deferred by any Executive Officer or Director of the Company to date pursuant to Section 401(k) of the Internal Revenue Code. Bonuses will be disclosed as appropriate in subsequent fiscal years.

     (e) No perquisities, personal benefits, above-market interest on deferred or long-term compensation, or reimbursements for the payment of taxes were realized by any Executive Officer or Director of the Company during the Company's latest fiscal year in connection with awards made pursuant to the election of any Executive Officer or Director of the Company. No deferred earnings, dividends or dividend equivalents on deferred stock were received by any Executive Officer or Director of the Company that might be deemed "preferential earnings" as specified in Item 402(b)(2)(ii)(c)(2) under Regulation S-K.

     (f) There were no restricted stock awards made to any of the Executive Officers and/or Directors of the Company at the end of the latest fiscal year. The Company has not been in operation for an entire fiscal year as of the date of this Information Statement.

     (g) The Options were granted to the Executive Officers of the Company pursuant to the 1999 Employee Stock Incentive Plan. The options expiring on 12/23/02 vest fully on December 23, 1999 and the options expiring on 5/23/03 shall vest upon the Company entering into its first definitive financing transaction with an Eligible Portfolio Company as that term is defined under the Investment Company Act of 1940 and upon the Company raising sufficient additional capital to finance such investment pursuant to a future equity sale of its securities or otherwise that is in conformance with its investment policies. Notwithstanding the occurrence of these two performance events, the 5/23/03 options will vest within six months of the date of grant or on 5/23/00 and will remain valid for a period of three calendar years therefrom.

     (h) The Compensation Committee and the Board are currently in the process of developing performance targets and goals both for the Company as a whole and for each Executive Director or Officer of the Company in connection with its LTIP awards. Such performance targets will become more certain as the Company grows beyond its current development stage. These targets and goals have not been waived as of the date of this Information Statement.

     (i) No additional compensation has been paid to any Executive Officer or Director of the Company as specified in Item 402(b)(2)(iv) under Regulation S-K of the Securities Act of 1933.


                    OPTIONS/SARs GRANTED IN LAST FISCAL YEAR


                                                                                Potential Realizable
                                                                                Value at Assumed
                                                                                Annual Rates of
                                                                                Stock Price
                                                                                Appreciation for
                                   Individual Grants                            Option Term
---------------------------------------------------------------------------- -------------------------------
          (a)                (b)            (c)          (d)        (e)         (f)       (g)        (f)
                          Number of
                          Securities   % Total
                          Underlying   Options/SARs    Exercise
                          Options/     Granted to      or Base
                          SARs         Employees       Price    Expiration
Name                      Granted      in Fiscal Year  ($/Sh)   Date
------------------------- ----------- ---------------- -------- ------------ -------------------- ----------
                                                                                                   Grant
                                                                                                   Date
                                                                                                   Present
                                                                                 5%        10%     Value
------------------------- ----------- ---------------- -------- ------------ ---------- --------- ----------
Gregory H. Laborde        100,000         22.22%       $.10       12/23/02        -          -     10,000.00
CEO, Director             100,000         22.22%       $.20       05/23/03                         20,000.00
------------------------- ----------- ---------------- -------- ------------ ---------- --------- ----------
Omar A. Rizvi             100,000         22.22%       $.10       12/23/02        -          -     10,000.00
Chairman, President       100,000         22.22%       $.20       05/23/03                         20,000.00
------------------------- ----------- ---------------- -------- ------------ ---------- --------- ----------
Scott K. Lindenberger     25,000          5.55%        $.10       12/23/02        -          -      2,500.00
Corporate Secretary       25,000          5.55%        $.20       05/23/03                          5,000.00
------------------------- ----------- ---------------- -------- ------------ ---------- --------- ----------

     Footnotes: (1) General Note: The terms of the Options/SARs granted to Executive Officers and Directors of the Company are as follows: The Options listed herein were granted to the Chief Executive Officer, the President and the Corporate Secretary of the Company pursuant to the 1999 Employee Stock Incentive Plan. The first set of options which expire on December 23, 2002 are exercisable upon the payment of $0.10 per share, the equivalent value paid by the public for the Company's common stock during the Company's most recent Offering pursuant to Regulation E. The second set of options, which expire on May 23, 2003, are performance based and will vest upon the Company entering into its first definitive financing transaction with an Eligible Portfolio Company, as that term is defined under the Investment Company Act of 1940 and upon the Company raising sufficient additional capital to finance such investment pursuant to a future equity sale of its securities or otherwise that is in conformance with its investment policies. Notwithstanding the occurrence of these two performance events, the 05/23/03 options will vest within six months of the date of grant or on 5/23/00 and will remain valid for a period of three calendar years therefrom.

     (c) The  percentages  in this  column  are  based  on a  total  of  450,000 options/SARs granted to Executive Officers and Directors of the Company during the Company's latest fiscal year pursuant to its 1999 Employee Stock Incentive Plan.

     (d) The Exercise Price of the options issued pursuant to the Company's 1999 Employee Stock Incentive Plan is $.10 per share for options expiring on December 23, 2002 and $0.20 per share for options expiring on May 23, 2003. The Company's common stock is not currently traded on a recognized exchange and therefore has no market. The Compensation Committee has the discretion to amend the Program Rules of the Employee Stock Incentive Plan and may, at its discretion, include provisions in the grant agreement relating to a change of control that provide for a change in the exercise price upon such change of control.

     (f) Because the Company's common stock does not have a market, there is no determinable value of the common stock and as such, the value of options exercisable into such common stock cannot be ascertained at the present time.


              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES
------------------------------- ----------------- ------------------ ------------------- --------------------
(a)                             (b)               (c)                (d)                 (e)
                                                                     Number of
                                                                     Securities           Value of
                                                                     Underlying           Unexercised
                                                                     Unexercised          In-the-Money
                                                                     Options/SARs         Options/SARs
                                                                     at FY-End            at FY-End ($)
                                                                         Shares
                                Acquired on                          Exercisable/        Exercisable/
Name                            Exercise (#)      Value Realized ($) Unexercisable       Unexercisable

------------------------------- ----------------- ------------------ ------------------- --------------------
Gregory H. Laborde                   0                 $0.00             0/0                   0/0
CEO, Director
------------------------------- ----------------- ------------------ ------------------- --------------------
Omar A. Rizvi                        0                 $0.00             0/0                   0/0
Chairman, President
------------------------------- ----------------- ------------------ ------------------- --------------------
Scott K. Lindenberger                0                 $0.00             0/0                   0/0
Corporate Secretary
------------------------------- ----------------- ------------------ ------------------- --------------------

Footnotes

     (c) No payments have been made by the Company in reimbursement of tax obligations incurred by any Executive Officer or Director of the Company as defined in Item 402(b)(2)(iii)(C)(4) under Rule S-K of the Exchange Act.


             LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR
------------------------------- ----------------- ------------------- -------------- ---------- -------------
(a)                             (b)               (c)                 (d)            (e)        (f)
                                                                                Estimate Future Payouts
                                                                          under Non-Stock Price-based Plans



                                Number of         Performances or
                                Shares, Units     Other Period Until
                                or Other          Maturation or       Threshold      Target     Maximum
Name                            Rights (#)        Payout              ($ or #)       ($ or #)   ($ or #)

------------------------------- ----------------- ------------------- -------------- ---------- -------------
Gregory H. Laborde                  0                    6 mo.             -              -          -
CEO, Director
------------------------------- ----------------- ------------------- -------------- ---------- -------------
Omar A. Rizvi                       0                    6 mo.             -              -          -
Chairman, President
------------------------------- ----------------- ------------------- -------------- ---------- -------------
Scott K. Lindenberger               0                    6 mo.             -              -          -
Corporate Secretary
------------------------------- ----------------- ------------------- -------------- ---------- -------------


     Footnotes

     (c) The long-term stock incentive awards granted under the Company's 1999 Employee Stock Incentive Plan provide for a maturation period where 50% of the total options granted to the Executive Officers and Directors thus far shall vest immediately upon effectiveness of the consent to action on 12/23/99 and the remaining 50% shall vest upon entering into a financing commitment for a majority interest in one or more eligible portfolio companies that meet or exceed the Company's investment objectives. The remaining 50% of the awards will fully vest upon the six (6) month anniversary of the date of issuance if no investment has been completed according to the Company's investment objectives and policies.

     (d) The awards for the 1999 fiscal year have been based on the determination of the Compensation Committee regarding each individual's prior service and performance with the Company, both throughout its initial organizational stages and its early operations. Such awards were made in compliance with 162(m) of the Internal Revenue Code.

     Pension Plans

     The Company currently has no defined benefit or actuarial plans which would contribute to the compensation of any executive officer of the Company.

Compensation of Directors

     Currently no directors or officers of the Company receive any salary from the Company and will not do so until the Company has raised additional funding pursuant to a second offering and has entered into one or more binding letters of intent to acquire an equity investment interest within an eligible portfolio company. The Company's Advisory Directors will not receive any remuneration for their services from the Company's recently completed first offering pursuant to an exemptive provision of Regulation E, but will receive an annual fee between $3,000.00 to $10,000.00 upon the Company successfully raising additional capital pursuant to a second offering and having assisted in locating one or more probably eligible portfolio companies in which the Company may likely invest. At such time, such directors will also be reimbursed by the Company for their expenses in attending meetings of the Board of Directors or any Committee thereof and will receive a fee for attendance in person at any meeting at a per diem rate of $500.00.

REPRICING OF OPTIONS/SARS

     Prior to November 29, 1999, the Company had not paid any executive officer or employee compensation pertaining to the award of cash or cash-equivalents such as options, SARs or other incentives based upon performance or other objectives determined by the Board, and as such no options or SARs were repriced during the Company's most recent fiscal year. Since the company only commenced operations in April 1999, there have been no options or SARs held by any executive officer within the last ten completed fiscal years.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Commitee has met once to initially delineate certain key policies of the 1999 Employee Stock Incentive Plan and initially adopted policies to be utilized to govern the Program Committee which will adopt and implement incentive programs pursuant to the Management Incentive Program. Other than the award of the 12/23/02 options and the 5/23/03 performance based options, the Compensation Committee has not adopted any further awards to the Executive Officers and/or Directors of the Company.


                                                                        (3) Amount and
                                                                            Nature of
                            (2) Name and Address of                         Beneficial      (4) Percent of
(1) Title of Class              Beneficial Owner                            Ownership           Class
--------------------------- ------------------------------------------- ------------------- -----------------
Common Restricted               Gregory H. Laborde                           1,000,000           25.00%
--------------------------- ------------------------------------------- ------------------- -----------------
Common Restricted               Omar A. Rizvi                                1,000,000           25.00%
--------------------------- ------------------------------------------- ------------------- -----------------


Footnotes

     (3) The Officers and Directors indicated in Column (3) have the right to acquire beneficial ownership of any class the Company's stock.

     Currently there are no arrangements or pledges of securities by any person known to the Company that may result in a change of control of the Company.

     (4) Percentages based on the Company's completion of its current Reg. E exempt offering for 2,000,000 shares of common stock. Information on this offering is available in the Company's Offering Circular dated August 5, 1999.


MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors of the Company meets on a regular basis to supervise, review, and direct the business and affairs of the Company. During the Company's 1999 fiscal year, the Board held two meetings. Generally however, the Board has acted through unanimous written consent for a majority of its corporate responsibilities. The Board of Directors has established an Executive Committee, an Audit Committee, and a Compensation Committee to which it has assigned certain responsibilities in connection with the governance and management of the Company's affairs. The Company has no standing nominating committee or other committee performing similar functions at the present time but may choose to establish such committees in the future. The Company currently has two openings on its Board to be filled by disinterested Advisory Directors. The Board of Directors anticipate nominating individuals to fill these positions within the next several weeks.

     Executive Committee. The Executive Committee, pursuant to authority delegated by the Board, from time to time considers certain matters in lieu of convening a meeting of the full Board, subject to any restrictions in applicable law related to the delegation of certain powers to a committee of the Board. Messrs. Rizvi and Laborde comprise the members of the Executive Committee. The Executive Committee has not held any meeting during fiscal year 1999 to date.

     Audit Committee. The Audit Committee recommends the appointment of independent public accountants, reviews the scope of audits proposed by the independent public accountants, reviews internal audit reports on various aspects of corporate operations, and periodically consults with the independent public accountants on matters relating to internal financial controls and procedures. Messrs. Rizvi and Laborde comprise the members of the Audit Committee. An additional member of the Board will be nominated for this committee within the next several months. The Audit Committee has not held any meetings during fiscal year 1999 to date.

     Compensation Committee. The Compensation Committee is responsible for the review and approval of compensation of employees above a certain salary level, the review of management recommendations relating to incentive compensation plans, the administration of the Company's stock option and stock purchase plans, the review of compensation of directors, and consultation with management and the Board on senior executive continuity and organizational matters. Messrs. Rizvi, Laborde, and Sear comprised the membership of the Compensation Committee during fiscal 1999 to date. In November 1999, Dr. Sear was appointed to serve on the Compensation Committee. The Compensation Committee held one meeting during fiscal 1999 to date.


                          DIRECTORS' COMPENSATION

     No directors or officers of the Company receive any salary from the Company and will not do so until the Company has raised additional funding pursuant to a second offering and has entered into one or more binding letters of intent to acquire an equity investment interest within an eligible portfolio company. The Company's Advisory Directors will not receive any remuneration for their services from the Company's recently completed first offering pursuant to an exemptive provision of Regulation E, but will receive an annual fee between $3,000.00 to $10,000.00 upon the Company successfully raising additional capital pursuant to a second offering and each such Advisory Director having assisted in locating one or more probably eligible portfolio companies in which the Company may invest. At such time, such directors will also be reimbursed by the Company for their expenses in attending meetings of the Board of Directors or any Committee thereof and will receive a fee for attendance in person at any meeting at a per diem rate of $500.00.

                               COMPENSATION PLANS


PURPOSE OF THE EMPLOYEE STOCK INCENTIVE PLAN

     The Board of Directors and a majority of the shareholders of the Company's common stock through written consent on November 30, 1999 voted to adopt the Employee Stock Incentive Plan. The Board of Directors believes that the Employee Stock Incentive Plan plays an integral role in the ability of the Company to attract and retain key employees and directors and to provide incentives for such persons to promote the financial success of the Company. The following description of the material features of the Employee Stock Incentive Plan is a summary and is qualified in its entirety by reference to the Employee Stock Incentive Plan, a copy of which will be provided to any stockholder upon written request to the Company.

DESCRIPTION OF AWARDS

     Awards granted under the Employee Stock Incentive Plan may be "incentive stock options" ("ISOs"), as defined in Section 422 of the IRC, "nonqualified stock options" ("NQSOs"), shares of Common Stock subject to terms and conditions set by the Board of Directors ("restricted stock awards"), stock appreciation rights ("SARs"), or other forms of awards that use (or are based on) shares of Common Stock. ISOs may be granted only to full-time employees (including officers) of the Company, including its subsidiaries. NQSOs, restricted stock awards, SARs, and other permitted forms of awards may be granted to any person employed by or performing services for the Company, including directors. The Employee Stock Incentive Plan provides for the issuance of an aggregate number of shares of Common Stock equal to 15% of the Company's fully diluted shares of Common Stock outstanding from time to time, subject to the issuance of a maximum of 1,000,000 shares pursuant to ISOs.

     ISOs are also subject to certain limitations prescribed by the IRC, including the requirement that such options may not be granted to employees who own more than 10% of the combined voting power of all classes of voting stock (a "principal stockholder") of the Company, unless the option price is at least 110% of the fair market value of the Common Stock subject to the option. In addition, an ISO granted to a principal stockholder may not be exercisable more than five years from its date of grant.

ADMINISTRATION AND ELIGIBILITY

     The Compensation Committee of the Board of Directors (or a subcommittee of the Compensation Committee comprised solely of "outside directors" within the meaning of Section 162(m) of the IRC, in the case of option grants to the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company) otherwise generally has discretion to set the terms and conditions of options and restricted stock awards, including the term, exercise price, and vesting conditions, if any; to select the persons who receive such grants and awards; and to interpret and administer the Employee Stock Incentive Plan. The Employee Stock Incentive Plan limits the number of shares of Common Stock with respect to which options may be granted to any individual during any calendar year to 450,000. Any key employee of the Company or any Subsidiary of the Company, including non-employee Directors, and any other person who performs services for the Company or a Subsidiary, whose judgment, initiative and efforts contribute or may be expected to contribute materially to the successful performance of the Company or any Subsidiary shall be eligible to receive an Award under the Plan. At the present time, there are approximately six (6) individuals within the Company that are eligible to receive Awards under the 1999 Employee Stock Incentive Plan. However, the Company anticipates that, subject to entering into definitive purchase and financing transactions with eligible portfolio companies during the next fiscal year, where such eligible portfolio companies will in essence become its subsidiaries, several additional individuals will be eligible for receipt of Awards underneath the Employee Stock Incentive Plan as well as the Management Incentive Program.

COMPLIANCE WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE

      Section 162(m) of the IRC denies a deduction by an employer for certain compensation in excess of $1.0 million per year paid by a publicly traded corporation to the chief executive officer or any of the four most highly compensated executive officers other than the chief executive officer (the
"Designated Executive Officers"). Compensation with respect to stock options, including upon exercise of an NQSO or upon a disqualifying disposition of an ISO, as described below under "Certain Federal Income Tax Consequences", or other compensation pursuant to the Employee Stock Incentive Plan, will be excluded from this deduction limit if it satisfies certain requirements. The requirements include: (i) the stock option must be granted at an exercise price not lower than fair market value at date of grant; (ii) the stock option grant must be made by a committee composed of two or more "outside directors" within the meaning of Section 162(m); (iii) the plan under which the stock option is granted must state the maximum number of shares with respect to which options may be granted during a specified period to any individual; and (iv) the material terms pursuant to which the compensation is to be paid must be disclosed to, and approved by, the public stockholders of the corporation in a separate vote prior to payment. The Employee Stock Incentive Plan meets the requirements of paragraphs (i) through (iii) above, and approval of the Employee Stock Incentive Plan by the Company's public stockholders is being proposed in order to comply with requirement (iv) so that compensation with respect to stock options may be excluded from the deduction limit under 162(m) of the IRC.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Under current tax law, a holder of an ISO under the Employee Stock Incentive Plan does not, as a general matter, realize taxable income upon the grant or exercise thereof. (Depending upon the holder's income tax situation, however, the exercise of the ISO may have alternative minimum tax implications.) In general, a holder of an ISO will only recognize gain at the time that Common Stock acquired through exercise of the ISO is sold or otherwise disposed of. In that situation, the amount of gain that the optionee must recognize is equal to the amount by which the value of the Common Stock on the date of the sale or other disposition exceeds the option price. If the optionee disposes of the stock after the required holding period - that is, no earlier than a date that is two years after the date of grant of the option and one year after the date of exercise - the gain is capital gain income. If disposition occurs prior to expiration of the holding period, the gain is ordinary income, and the Company is entitled to a tax deduction equal to the amount of income recognized by the optionee.

      An optionee will not realize income when an NQSO is granted to him or her. Upon exercise of such option, however, the optionee must recognize ordinary income to the extent that the fair market value of the Common Stock on the date the option is exercised exceeds the option price. Any such gain is taxed in the same manner as ordinary income in the year the option is exercised. Thereafter, any additional gain recognized upon the disposition of the shares of stock obtained by the exercise of an NQSO will be taxed at capital gains rates, if the employee has held the shares of stock for at least one year after the exercise of the NQSO. The Company will not experience any tax consequences upon the grant of an NQSO, but will be entitled to take an income tax deduction equal to the amount that the option holder includes in income (if any) when the NQSO is exercised.

         The grant of a restricted stock award will not be a taxable event for the holder thereof or result in a tax deduction for the Company at the time of grant. Upon the lapse or termination of any restrictions on the award, the holder will recognize ordinary income equal to the fair market value of the portion of the restricted stock award no longer subject to the restrictions, less any amount of payment by the holder of such restricted stock award. The Company will be entitled to an income tax deduction in the same amount at the time the holder is required to recognize income.

EMPLOYEE STOCK INCENTIVE PLAN BENEFITS

     As of the date hereof, 578,250 shares of Common Stock had been granted under the Employee Stock Incentive Plan, including 450,000 Options for shares of Common Stock and 128,250 of Restricted Stock shares to various directors and executive officers of the Company. This amount includes the following: Mr. Greg
H. Laborde, Chief Executive Officer of the Company and Mr. Omar A. Rizvi, President and Chairman of the Board of the Company each received: (1) Options to purchase 100,000 shares of common stock at an exercise price of $0.10 per share and (2) Performance based options to purchase 100,000 shares of common stock exercisable upon the occurrence of two performance events and payment of an exercise price of $0.20 per share. Mr. Scott Lindenberger, the corporate secretary of the Company received Options to purchase 25,000 shares of common stock at $0.10 per share and options to purchase 25,000 shares of common stock at an exercise price of $0.20 per share and also subject to the performance requisites. An award of 128,250 shares of Restricted Stock was made to Mr. Ron Kaufman, an Advisory Consultant for the Company.

        The Company does not have any current plans to grant additional options to directors and executive officers of the Company, although the Company expects that the Compensation Committee of the Board will consider such persons, along with other key personnel of the Company, from time to time, including during fiscal 2000, to receive grants under the Employee Stock Incentive Plan.

PURPOSE OF MANAGEMENT INCENTIVE PROGRAM

     The Board of Directors and a majority of the shareholders of the Company's common stock through written consent on November 30, 1999 voted to adopt Origin's 1999 Management Incentive Program (the "Management Incentive Program"), and was qualified under Section 162(m) of the IRC and thereby allows the Company to deduct as performance-based compensation for federal income tax purposes all compensation paid under the Management Incentive Program to the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company (the "Designated Executive Officers").

       The Board of Directors believes that the Management Incentive Program will play a central role in providing incentives and rewarding key management personnel of the Company and its business units for achieving performance goals that promote the financial success of the Company and enhance value for the Company's Stockholders. The following description of the material features of the Management Incentive Program is a summary and is qualified in its entirety by reference to the Management Incentive Program, a copy of which will be provided to any stockholder upon written request to the Company.

ADMINISTRATION AND ELIGIBILITY

       The Management Incentive Program will be administered by a committee designated by the Board of Directors (the "Program Committee") that meets the requirements of Section 162(m) of the IRC. The Program Committee has the right to delegate to the Chairman of the Board, Chief Executive Officer, Chief Operating Officer, or Chief Financial Officer of the Company administration of certain aspects of the Management Incentive Program as it relates to participants other than Designated Executive Officers. Persons eligible to participate in the Management Incentive Program are the executive officers and other management personnel of the Company, its business units, or its affiliates, approximately 4 persons at the present time. Presently, the Compensation Committee of the Board serves as the Program Committee, except that with respect to decisions concerning the Designated Executive Officers, its subcommittee comprised of Messrs. Sear and one additional Advisory Director to be named will serve on the Program Committee.

DETERMINATION OF AWARDS

         Prior to, or as soon as practical after, the commencement of each fiscal year beginning with 2000, the Program Committee will establish the rules or guidelines applicable under the Management Incentive Program for that fiscal year (the "Program Rules") for one or more groups of eligible participants. Program Rules in general will establish performance goals relating to, among other things, increasing operating income and return on investment, increasing stockholder value, promoting growth and efficient use of resources, and achieving specific individual goals. In addition to establishing general Program Rules for the year, the Program Committee will determine: (a) the individual executives to whom awards may be granted; (b) the performance targets and the measurement criteria for individual awards; (c) the percentage of an executive's base salary that may be paid as an award at specified levels of achievement of the performance targets; (d) the conditions subject to which any incentive award may become payable; and (e) the form in which any award will be paid. The performance criteria applicable to Designated Executive Officers will include one or more of the following: operating income, return on investment, estimated earnings, net income, earnings per share, return on equity, return on assets (or net assets), pre-tax profit, market value of the Company's stock, and total stockholder return. The maximum incentive award payable to an executive in any year will be $1.0 million, which will be paid in such form as the Program Committee provides.

     Awards shall be approved by the Program Committee, subject to ratification by the Board of Directors. Any award may be decreased, in the Program Committee's discretion, based on such factors as the Program Committee may determine. The Program Committee may in its discretion grant awards to deserving executives, except those who are Designated Executive Officers, notwithstanding levels of achievement of performance criteria. The Program Committee may provide that, upon the occurrence of a Change in Control (as defined in the Management Incentive Program), the executive's incentive award for that year will be deemed to have been fully earned for the year, with performance at the target level and with no reductions for other factors. The Program Committee may also provide for payment of partial awards in the event of a Change in Control.

FORM AND PAYMENT OF AWARDS

     Awards will generally be paid in cash, unless the Program Committee specifies at the beginning of the year that some or all of the award will be paid in shares of Common Stock (or that the executive can elect some or all of the award to be paid in shares). Subject to adjustment for any change in corporate capitalization, the maximum number of shares that can be issued under the Management Incentive Program is 500,000 in any given fiscal year. The Program Committee may also provide that if an executive elects to receive a portion of his award in shares of Common Stock, the executive will receive an additional number of shares equal to a certain percentage (not to exceed 100%) of the number of shares received by reason of his election, plus an additional cash bonus equal to the fair market value (determined as of the last trading day of the fiscal year) of the additional shares received multiplied by a percentage amount to help offset income tax liability. The Program Committee may permit an executive to defer receipt of all or a portion of his award pursuant to a plan or program established by the Company.

AMENDMENT OR TERMINATION

     The Management Incentive Program may be amended, suspended, or terminated by the Program Committee at any time, subject to ratification by the Board of Directors. The Management Incentive Program will remain in effect until terminated by the Program Committee or the Board of Directors.

MATERIAL FEDERAL TAX CONSEQUENCES

     An award under the Management Incentive Program will constitute ordinary taxable income to the participant in such year that the award is paid. Based on the Company's interpretation of Section 162(m) of the IRC, the Company will be entitled to a corresponding deduction.

2000 AWARDS

     For fiscal year 2000, each of the Designated Executive Officers and certain other executives are expected to be granted an opportunity to receive an award under the Management Incentive Program (subject to approval of the Management Incentive Program by stockholders). The Program Rules for fiscal 2000 applicable to the Designated Executive Officers have not been finally established by the Program Committee. However, any awards to Designated Executive Officers are expected to be based on, among other criteria, the Company achieving certain levels of return on investment and increase in operating income, and to be subject to decrease if the Company does not achieve a certain earnings per share, if the Designated Executive Officer does not achieve his personal performance goals, or for such other reasons as the Program Committee in its discretion may determine.

     The future benefits to be received by participants in the Management Incentive Program are not currently determinable because they are dependent upon performance criteria and results that are not now known.

GENERAL COMPENSATION PHILOSOPHY

     Although the Committee is still developing the programs and policies for the compensation of the Company's executive officers, the Committee is designing the programs and policies to link the compensation of executive officers to the performance of the Company and its business units. The Committee intends that such a link will align the financial interests of the Company's executive officers with those of its stockholders.

     The Committee has identified several objectives that it expects to reflect in the Company's compensation programs and policies, and it has determined that the Company will use a combination of base salary, short-term and long-term incentive plans, and performance bonus criteria in order to tie executive compensation to increases in the Company's earnings and return on stockholders' equity. While specific amounts and parameters will be established after further review and analysis, the Committee expects that the Company's compensation programs will consist of the following basic components:

         -        Competitive base salaries;
         -        The issuance of performance-based stock options;
         - Potentially significant annual incentive bonuses under the Company's Management Incentive Program; and
         -        Customary benefits.

     The Committee expects to complete its formulation of the Company's compensation programs and policies for executive officers during 2000, and thereafter it will review and determine the appropriateness of the compensation paid to each of the executive officers of the Company from time to time (and at least annually), with the philosophy described above as its basis. While promoting initiative and providing incentives for superior performance by executives on behalf of the Company for the benefit of its stockholders, the Committee also will seek to assure that the Company is able to compete for and retain talented personnel who will lead the Company in achieving levels of financial performance that will enhance stockholder value over the long-term as well as the short-term.

BASE SALARIES

     The Company has established the current base salaries of its executive officers without reference to specific Company performance criteria. As discussed above, the base salaries for all three executive officers during fiscal 1999 were determined by negotiations conducted prior to the constitution of the Committee. Such base salaries were intended to be set at a level slightly below the competitive amounts paid to executive officers of similar businesses in structure, size, and market orientation. The Committee reviews salaries of the Company's executive officers on an annual basis.

EMPLOYEE STOCK INCENTIVE PLAN

     During fiscal 1999, the Company granted options to purchase shares of Company Common Stock to 4 employees, including the Company's executive officers, pursuant to its Employee Stock Incentive Plan. Under the Employee Stock
Incentive Plan, the Company is permitted to issue stock options that are qualified as incentive stock options under the IRC, options that are not so qualified, direct awards of shares of stock, stock appreciation rights and other forms of awards that use (or are based on) shares of Common Stock. To date, the Company has issued only non-qualified stock options under the Employee Stock Incentive Plan.

     Stock options are awarded to executive officers and other persons both to recognize outstanding contributions that they have made to the Company's financial performance, and to encourage and provide incentives to continue to make such contributions. While the Company has the flexibility to grant below-market options, its policy has been to grant options at fair market value, with vesting over a period of several years, in order to better align the personal interests of optionees with those of the stockholders of the Company.

ANNUAL INCENTIVE COMPENSATION

     Beginning with fiscal 2000, the Company will provide annual incentive compensation to executive officers of the Company through its Management Incentive Program. The Management Incentive Program, which is described in detail elsewhere in this Proxy Statement, is designed to offer compensation opportunities that are tied directly to Company performance. In addition, the Management Incentive Program is designed to foster equity ownership in the Company by executive officers and all other participants. The Management Incentive Program, at least as it relates to the Designated Executive Officers of the Company, will be administered by a subcommittee of the Committee that will include only those members who qualify as "outside" directors under Section 162(m) of the IRC. Pursuant to the Management Incentive Program, that subcommittee will establish the specific criteria and performance measures each year that will be applicable to the Company's Designated Executive Officers for the purpose of earning incentive compensation or bonuses for such year under the Management Incentive Program.



                   New Employee Stock Incentive Plan Benefits

---------------------------------------------------- --------------------------------------------------
                                                            1999 Employee Stock Incentive Plan
---------------------------------------------------- --------------------------------------------------
Name & Position                                          Dollar Value (1)          Number of Units
---------------                                          -------------             ---------------
Greg H. Laborde                                                 --                     200,000
CEO, Director
---------------------------------------------------- -------------------------- -----------------------
Omar A. Rizvi                                                   --                     200,000
Chairman, President
---------------------------------------------------- -------------------------- -----------------------
Scott K. Lindenberger                                           --                      50,000
Corporate Secretary
---------------------------------------------------- -------------------------- -----------------------
Executive Group (2)                                             --                     450,000
---------------------------------------------------- -------------------------- -----------------------
Non-Executive Director Group (3)                                --                        0
---------------------------------------------------- -------------------------- -----------------------
Non-Executive Officer Employee Group (4)                        --                        0
---------------------------------------------------- -------------------------- -----------------------

Footnotes

     (1) The dollar value of the Stock Awards and Stock Options are not yet determinable as there is no current market for the Company's securities. If the valuation of the common stock is determined to be the same valuation as that of the offering price of the common stock during the Company's recent Regulation E offering, the dollar value of the benefits received pursuant to the shares received under the 1999 Employee Stock Incentive Plan will be as follows: Mr. Laborde would receive $20,000.00 in benefit, Mr. Rizvi would receive $20,000.00 in benefit, Mr. Lindenberger would receive $5,000 in benefit and Mr. Kaufman would receive $12,825 in benefit. However, because Mr. Kaufman's award is that of Restricted Stock, there is a likelihood that his dollar value of benefit would be considerably less once the non-tradeability aspect of these shares for the period of one year would be discounted from their value.

     (2) The Executive Group comprises Mr. Gregory H. Laborde, Mr. Omar A. Rizvi, and Mr. Scott K. Lindenberger.

     (3) The Non-Executive Director Group comprises Dr. David Sear and Mr. Ron Kaufman.

     (4) The Company currently has no non-executive officer employees.

     The Board has not ratified any pension or retirement plans and therefore has not determined any specifics with respect to the total amount necessary to fund such plans or the estimate annual payments to be made under such plans.

INTEREST OF CERTAIN PERSONS AND PROPOSALS

     Mr. Rizvi and Mr. Laborde each hold a significant equity interest in the Company and will receive awards in the form of options as a result of the actions described in this Information Statement. Mr. Lindenberger and Mr. Kaufman do not currently hold any equity interest in the Company, but will each receive awards in the form of options as a result of the actions described in this Information Statement. No associates of any director or officer of the Company will receive any awards in the form of cash or cash equivalents resulting from the actions described in this Information Statement

     The Company has received no indication from any of its directors or non-employee directors of any intent to oppose any action to be taken by the Company. There have been no proposals for action submitted to the Company by any shareholders other than the proposal described in this Information Statement.

REQUISITE STOCKHOLDER APPROVAL OBTAINED

     As of November 29, 1999 Origin had issued and outstanding 3,855,000 shares of Common Stock. By written consent in lieu of a special meeting dated as of November 30, 1999, holders representing 2,000,000 shares of the common stock, or 51.88% of the total issued and outstanding shares of common stock, approved the adoption of the 1999 Employee Stock Incentive Plan and the 1999 Management Incentive Program. Such actions by written consent are sufficient to satisfy the applicable requirements of Maryland law that Origin obtain approval of its stockholders for such actions. Accordingly, the stockholders will not be asked to take further action on such actions at any future meeting.